Exhibit 99.2

          (Note: Stockholders are requested to sign, date and return this Proxy promptly in the enclosed stamped envelope, addressed to Secretary, Remington Arms Company, Inc., 870 Remington Drive, Madison, North Carolina 27025.)

RACI HOLDING, INC.
PROXY

          KNOW ALL MEN BY THESE PRESENTS, That the undersigned hereby constitutes and appoints Leon J. (Bill) Hendrix, Jr., Chairman and Thomas L. Millner, President and CEO, or either of them, with power of substitution, attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned, at the Annual Meeting of Stockholders of RACI Holding, Inc., to be held on Wednesday, April 25, 2007 at the office of Clayton, Dubilier & Rice, 375 Park Avenue, New York, NY 10152, commencing at 8:30 a.m., and at any and all adjournments thereof; and the undersigned hereby instructs said proxies to vote:

(1)

To elect the following twelve (12) Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Leon J. (Bill) Hendrix, Thomas L. Millner, Thomas E. Ireland, III, Richard A. Gilleland, Richard E. Heckert, Hubbard C. Howe, Bobby R. Brown, Michael G. Babiarz, H. Norman Schwarzkopf, B. Charles Ames, Thomas L’Esperance, and Stephen C. Sherrill.

☐ FOR all nominees	☐ WITHHOLD AUTHORITY to vote for all nominees

☐ FOR all nominees except for the following: __________________________________

(2)	To ratify the appointment of Grant Thornton LLP, as the Company’s independent registered public accounting firm for the 2007 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

None of the above identified matters, which are proposed by RACI Holding, Inc., are conditioned on the approval of other matters.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, “FOR” ITEMS 1 AND 2. IF ANY OTHER MATTERS ARE PRESENTED FOR ACTION, THE PROXIES NAMED HEREIN WILL VOTE UPON SUCH MATTERS IN ACCORDANCE WITH THEIR DISCRETION.

By executing this proxy, the undersigned represents that he or she is a Stockholder of record and this proxy constitutes a valid and binding instrument enforceable against the undersigned.

Dated this ____ day of ____________, 200__.

(Signature)

Name of Stockholder (please print)

Name and title of signatory (if Stockholder is a corporation, partnership, trust or other entity)

No. of Shares: ____

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT
OF RACI HOLDING, INC.